Exhibit 10.1

Execution Version

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of March 12, 2007 is made by and among Maui Land & Pineapple Company, Inc., a Hawaii corporation, with headquarters located at 120 Kane Street, P.O. Box 187, Kahului, Maui, Hawaii 96733 (the “Company”), and the investors named on the signature pages hereto, together with their permitted transferees (each, an “Investor” and collectively, the “Investors”).

RECITALS:

A.                                   The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder; and

B.                                     The Investors desire to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, an aggregate of 517,242 shares of the Company’s Common Stock (the “Common Shares”) for an aggregate purchase price of $15,000,018.00.

AGREEMENT

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1                                Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms used in this Agreement shall be construed to have the meanings set forth below:

(a)                                  “Affiliate” of a Person means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 144.

(b)                                 “AMEX” means the American Stock Exchange LLC.

(c)                                  “Business Day” means any day except Saturday, Sunday and any day that is a federal legal holiday or a day on which banking institutions in the State of Hawaii are authorized or required by law or other governmental action to close.

(d)                                 “Closing” means the closing of the purchase and sale of the Common Shares pursuant to Section 2.1.

(e)                                  “Closing Date” means the Business Day immediately following the date on which all the conditions set forth in Article VIII hereof are satisfied, or such other date as the parties may mutually agree.

(f)                                    “Commission” means the United States Securities and Exchange Commission.

(g)                                 “Common Stock” means the common stock, no par value, of the Company.

(h)                                 “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(i)                                     “Company Counsel” means Stradling Yocca Carlson & Rauth, P.C., counsel to the Company.

(j)                                     “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

(k)                                  “Effective Date” means the date that the registration statement required to be filed by the Registration Rights Agreement is first declared effective by the Commission.

(l)                                     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)                               “Excluded Securities” means (A) any Common Stock issued or issuable (i) by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock; (ii) pursuant to Options or restricted stock grants issued to employees or directors of, or consultants or advisors to, the Company or any of its Subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company; (iii) upon exercise or conversion of any Options or Convertible Securities which are outstanding on the day immediately preceding the date of this Agreement; (iv) pursuant to any bona fide firm commitment underwritten public offering with a nationally recognized underwriter; (v) directly to a counterparty, its affiliates or their respective stockholders in connection with any bona fide acquisitions, mergers, asset acquisitions and similar transactions approved by the Company’s Board of Directors the primary purpose of which is not to raise equity capital; (vi) in connection with transactions with lenders, customers, vendors or other commercial or strategic partners, the terms of which are approved by the Board, in each case, the primary purpose of which is not to raise equity capital, and (B) any Convertible Securities of the Company sold pursuant to Rule 144A.

(n)                                 “Lien” means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.

(o)                                 “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(p)                                 “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(q)                                 “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened in writing.

(r)                                    “Purchase Price” means, for any Investor, the product of (i) $29.00, which is the purchase price per share for the Common Shares, and (ii) the number of Common Shares set forth beneath such Investor’s name on the signature pages hereof.

(s)                                  “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Investors, in the form of Exhibit A hereto.

(t)                                    “Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investors of the Common Shares.

(u)                                 “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

(v)                                 “Rule 144A” means Rule 144A promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

(w)                               “Securities Act” means the Securities Act of 1933, as amended.

(x)                                   “Short Sales” means, without limitation, all “short sales” as defined in Rule 3b-3 of the Exchange Act.

(y)                                 “Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of the Regulation S-X promulgated by the Commission under the Exchange Act.

(z)                                   “Trading Market” means AMEX or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

(aa)                            “Transaction Documents” means this Agreement and the Registration Rights Agreement.

ARTICLE II
PURCHASE AND SALE OF COMMON SHARES

2.1                                 Closing.  Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company will issue and sell to each Investor, and each Investor will, severally and not jointly, purchase from the Company the number of Common Shares set forth beneath such Investor’s name on the signature pages hereof.  The Closing shall take place at the offices of the Company Counsel on the Closing Date or at such other location or time as the parties may agree.

2.2                                 Closing Deliveries.

(a)                                  At the Closing, the Company shall deliver or cause to be delivered to each of the Investors the following:

(i)                                     evidence of delivery of an irrevocable instruction letter to the Company’s transfer agent instructing the transfer agent to deliver a stock certificate evidencing the Common Shares so purchased to each Investor within three days of such instruction;

(ii)                                  the Registration Rights Agreement, duly executed by the Company;

(iii)                               a legal opinion of Company Counsel executed by such counsel;

(iv)                              certificate of the Company signed by its Chief Executive Officer or Chief Financial Officer and dated the Closing Date stating that the conditions in Section 8.2(c)-(d) have been satisfied; and

(v)                                 a certificate of the Company’s Secretary, attaching thereto (A) a copy of the Company’s articles of incorporation, bylaws or other organizational or charter documents, as then in effect, (B) resolutions adopted by the Company’s Board of Directors authorizing the transactions contemplated hereby, and (C) good standing certificates (including tax good standing) with respect to the Company from applicable authorities in Hawaii and any other jurisdiction in which the Company is qualified to do business, dated a recent date before the Closing.

(b)                                 At the Closing, each of the Investors shall deliver or cause to be delivered to the Company the following:

(i)                                     the Purchase Price, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose; and

(ii)                                  the Registration Rights Agreement, duly executed by the Investors.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as may be set forth on the Disclosure Schedule attached hereto as Exhibit B to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the Company hereby represents and warrants to the Investors that:

3.1                                 Subsidiaries. The Company has no direct or indirect Subsidiaries other than as specified in the SEC Reports. The Company owns, directly or indirectly, all of the capital stock of each Subsidiary, as reported in the SEC Reports, free and clear of any and all Liens, other than restrictions on transfer under applicable securities laws, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

3.2                                 Organization and Qualification.  Each of the Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, with the requisite power and authority to own, lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned or leased by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, capitalization, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document (as used in this Agreement, any of (i), (ii) or (iii), shall be referred to as a “Material Adverse Effect”).

3.3                                 Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company, its officers, directors and stockholders and no further action is required by such parties in connection therewith other than the filings referred to in Section 3.5 hereof and required pursuant to Section 6.4 hereof.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

3.4                                 No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not, individually or in the aggregate, have a Material Adverse Effect.

3.5                                 Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by state securities laws, and the timely filing of a Notice of Sale of Securities on Form D with the Commission, (iii) the filings required in accordance with Section 6.4, and (iv) those that have been made or obtained prior to the date of this Agreement.

3.6                                 Issuance of the Common Shares.  The purchased Common Shares have been duly authorized for issuance and sale pursuant to the terms of the Transaction Documents by all necessary action by the Company and its stockholders and, when issued, delivered and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and shall not be subject to preemptive or similar rights of stockholders.  The purchased Common Shares will be issued from a share reserve duly established by the Company, and following the issuance of the purchased Common Shares, the Company will have authorized and shall maintain sufficient reserves of shares of Company capital stock to satisfy all outstanding options, warrants, rights to subscribe to, or securities or rights convertible into, any shares of capital stock of the Company

3.7                                 Capitalization.  The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans as of March 5, 2007 is set forth in Section 3.7 of the Disclosure Schedule.  Except as set forth in Section 3.7 of the Disclosure Schedule, there are no outstanding options, warrants, rights to subscribe to, or securities or rights convertible into, any shares of capital stock of the Company.  No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents, and, except as set forth in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.  The issue and sale of the Common Shares will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

3.8                                 SEC Reports.  Since January 1, 2004, the Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials (together with any materials filed by the Company under the Exchange Act, whether or not required) being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Disclosure Schedule, the “Disclosure Materials”) on a timely basis or has properly filed a notice on Form 12b-25 with respect to an extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of each of their respective dates of filing, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has attached to the SEC Reports each document, contract or other agreement that the Company was required to attach to such report as a material contract pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (a “Material Contract”). Each description of each Material Contract in the SEC Reports reflects in all material respects the material terms of such Material Contract.  Each Material Contract is in full force and effect and is valid and enforceable by and against the Company or its subsidiaries, as the case may be, in accordance with its terms.  Neither the Company nor any of its subsidiaries, if a subsidiary is a party, nor to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any Material Contract, and no event has occurred which with notice or lapse of time or both would constitute such a default by the Company or its subsidiaries, nor, to the Company’s Knowledge, by any other party thereto, in any such case which default or event, individually or in the aggregate, would result in a Material Adverse Effect.  No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or its subsidiaries, if a subsidiary is a party thereto, of any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which Company or its properties or business or a subsidiary or its properties or business is bound which default or event, individually or in the aggregate, would result in a Material Adverse Effect.

3.9                                 Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods indicated (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments disclosed therein.

3.10                           Accountants.  Deloitte & Touche LLP, whose report on the financial statements of the Company is filed with the SEC in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, are independent registered public accountants as required by the Securities Act and the Rules and Regulations.  Except as described in the SEC Reports and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, to the Company’s knowledge, Deloitte & Touche LLP has not engaged in any non-audit services prohibited by subsection (g) of Section 10A of the Exchange Act on behalf of the Company.

3.11                           Internal Controls.   The Company has established and maintains a system of internal accounting controls sufficient to provide reasonable assurances that:  (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.12                           Audit Committee.  The Company’s Board of Directors has validly appointed an Audit Committee whose composition satisfies the requirements of Sections 121 and 803(a) of the AMEX Company Guide and the Board of Directors and/or the Audit Committee has adopted a charter that satisfies the requirements of Section 121 of the AMEX Company Guide.  The Audit Committee has reviewed the adequacy of its charter within the past 12 months.

3.13                           Disclosure Controls.  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act).  Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.  The Company is in compliance in all material respects with all provisions currently in effect and applicable to the Company of the Sarbanes-Oxley Act of 2002, and all rules and regulations promulgated thereunder or implementing the provisions thereof.

3.14                           Absence of Certain Changes.  Except as disclosed in the SEC Reports, since September 30, 2006, there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, and the Company has not (i) varied its business plan or practices, in any material respect, from past practices, (ii) entered into any material financing, joint venture, license or similar arrangements or (iii) suffered or permitted to be incurred any liability or obligation against any of its properties or assets that would limit or restrict its ability to perform its obligations hereunder.

3.15                           Absence of Litigation.  Except as disclosed in the Company’s SEC Reports, there is no Proceeding, or, to the Company’s knowledge, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect.

3.16                           Compliance.  Neither the Company nor any Subsidiary (i) is in violation of any order of any court, arbitrator or governmental body, or (ii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect.

3.17                           Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not, individually or in the aggregate, have a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

3.18                           Title to Assets.  Each of the Company and its Subsidiaries has good title to or a valid leasehold interest in all of its properties that are material to their respective businesses, in each case free and clear of all Liens, except for (1) statutory liens not yet delinquent which are being contested in good faith by appropriate proceedings, and liens for taxes not yet due, (2) pledges of assets in the ordinary course of business to secure public deposits, (3) defects and irregularities of title and encumbrances that do not materially impair the use thereof for the purposes for which they are held, (4) mechanics’, materialmen’s, workmen’s, repairmen’s, warehousemen’s, carriers’ and other similar liens arising in the ordinary course of business, (5) properties and assets the loss of which would not, individually or in the aggregate, have a Material Adverse Effect, and (6) Liens disclosed in the SEC Reports.

3.19                           Intellectual Property Rights.  The Company owns or possesses the licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights necessary to enable it to conduct its business as now operated or as currently proposed to be operated (the “Intellectual Property”).  Except as set forth in the SEC Reports, there are no material outstanding options, licenses or agreements relating to the Intellectual Property, nor is the Company bound by or a party to any material options, licenses or agreements relating to the patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names or copyrights of any other person or entity.  Except as disclosed in the SEC Reports, there is no claim or action or proceeding pending or, to the Company’s knowledge, threatened that challenges the right of the Company with respect to any Intellectual Property.  Except as set forth in the SEC Reports, to the knowledge of the Company, the Company’s Intellectual Property does not infringe any intellectual property rights of any other person which, if the subject of an unfavorable decision, ruling or finding would have a Material Adverse Effect.

3.20                           Tax Status.  The Company has timely made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has timely paid all taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  To the knowledge of the Company, there are no unpaid taxes claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.  Except as set forth in Section 3.20 of the Disclosure Schedule, the Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.  Except as set forth in Section 3.20 of the Disclosure Schedule, none of the Company’s tax returns is presently being audited by any taxing authority.

3.21                           Environmental Laws.  Except as set forth in Section 3.21 of the Disclosure Schedule, the Company (i) is in compliance with all applicable foreign federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the three foregoing clauses, the failure to so comply would have, individually or in the aggregate, a Material Adverse Effect.

3.22                           Employment Matters.  The Company is in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect.  Except for certain agricultural and resort employees who are covered by collective bargaining agreements, the Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company’s knowledge, has sought to represent any of the employees, representatives or agents of the Company.  There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened nor is the Company aware of any labor organization activity involving its employees.  The Company is not aware that any officer or key employee, or that any group of officers or key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.

3.23                           Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

3.24                           No Brokers.  The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to the Transaction Documents.

3.25                           Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and such Subsidiaries are engaged.

3.26                           Investment Company Status.  The Company is not and upon consummation of the sale of the Common Shares will not be an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

3.27                           Private Placement.  Neither the Company nor any of its subsidiaries or affiliates, nor any Person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Common Shares, (ii) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Common Shares under the Securities Act or (iii) has issued any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Common Shares to such Purchaser for purposes of the Securities Act or of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its subsidiaries or affiliates take any action or steps that would require registration of any of the Common Shares under the Securities Act or cause the offering of the Common Shares to be integrated with other offerings.  Assuming the accuracy of the representations and warranties of the Investors, the offer and sale of the Common Shares by the Company to the Investors pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.

3.28                           Listing and Maintenance Requirements. The Company is in compliance with the requirements of AMEX for continued listing of the Common Stock thereon and has not received any notification that, and has no knowledge that, AMEX is contemplating terminating such listing nor, to the Company’s knowledge, is there any basis therefor. The issuance and sale of the Common Shares under the Transaction Documents does not contravene the rules and regulations of AMEX, and no approval of the shareholders of the Company thereunder is required for the Company to issue and deliver to the Investors the maximum number of Common Shares contemplated by the Transaction Documents.  The Common Shares contemplated by the Transaction Documents have been duly authorized for listing on the AMEX.

3.29                           Application of Takeover Protections. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Common Shares and the Investors’ ownership of the Common Shares.

3.30                           Reporting Status; Eligibility to Use Form S-3.  The Company’s Common Stock is registered under Section 12(b) of the Exchange Act.  The Company currently meets the “registrant eligibility” requirements set forth in the general instructions to Form S-3 to enable the registration of the Common Shares.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor represents and warrants to the Company, severally and solely with respect to itself and its purchase hereunder and not with respect to any other Investor, that:

4.1                                 Organization; Authority.  Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with terms the hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

4.2                                 Investment Purpose.  The Investor is purchasing the Common Shares for its own account in the ordinary course of business and not with a present view toward the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the representation herein, such Investor does not agree to hold any of the Common Shares for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act.

4.3                                 Investor Status; Reliance on Exemptions.  At the time such Investor was offered the Common Shares, it was, and at the date hereof it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.  Such Investor is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.  Such Investor understands that the Common Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Common Shares.

4.4                                 Experience of the Investor. Such Investor has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Common Shares, and has so evaluated the merits and risks of such investment. Such Investor is able to bear the economic risk of an investment in the Common Shares and, at the present time, is able to afford a complete loss of such investment.

4.5                                 General Solicitation. Such Investor is not purchasing the Common Shares as a result of any advertisement, article, notice or other communication regarding the Common Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

4.6                                 Access to Information. Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Common Shares and the merits and risks of investing in the Common Shares; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

4.7                                 Governmental Review.  Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Shares or the fairness or suitability of the investment in the Common Shares nor have such authorities passed upon or endorsed the merits of the offering of the Common Shares.

4.8                                 Short Sales. Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, executed any Short Sales in the securities of the Company since the date that such Investor was first contacted regarding an investment in the Company (“Discussion Time”).

4.9                                 Transfer or Resale.  Such Investor understands that:

(a)                                  except as provided in the Registration Rights Agreement, the Common Shares have not been and are not being registered under the Securities Act or any applicable state securities laws and, consequently, such Investor will not be afforded the protection of Section 11 of the Securities Act, and such Investor may have to bear the risk of owning the Common Shares for an indefinite period of time because the Common Shares may not be transferred unless (i) the resale of the Common Shares is registered pursuant to an effective registration statement under the Securities Act; (ii) the Common Shares may be sold or transferred pursuant to an exemption from such registration; or (iii) the Common Shares are sold or transferred pursuant to Rule 144;

(b)                                 any sale of the Common Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Common Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and

(c)                                  except as set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Common Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

4.10                           Legends.  The Investor understands that until (a) the Common Shares may be sold by such Investor under Rule
144(k) or (b) such time as the resale of the Common Shares has been registered under the Securities Act as contemplated by the Registration Rights Agreement, the certificates representing the Common Shares will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Common Shares):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

The legend set forth above will be removed and the Company will issue a certificate without the legend to the holder of any certificate upon which it is stamped, in accordance with the terms of Article VII hereof.

4.11                           No Legal, Tax or Investment Advice. Such Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to such Investor in connection with the purchase of Common Shares constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the purchased Common Shares.

4.12                           Residency.  Such Investor is a resident of (or, if an entity, has its principal place of business in) the jurisdiction set forth immediately below such Investor’s name on the signature pages hereto.

ARTICLE V

CERTAIN OTHER AGREEMENTS OF THE PARTIES

5.1                                 Right of First Refusal.  Subject to the terms and conditions of this Section 5.1 and applicable securities laws, if the Company proposes to offer or sell any newly issued shares of Common Stock or Common Stock Equivalents (collectively, the “New Securities”), the Company shall first offer such New Securities to each Investor (the “Offer”).

(a)                                  The Company shall give notice (the “Offer Notice”) to each Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)                                 To accept an Offer, in whole or in part, such Investor must deliver a written notice (“Notice of Acceptance”) to the Company prior to the end of the tenth (10th) Business Day after such Investor’s receipt of the Offer Notice (the “Offer Period”), setting forth the amount of New Securities that such Investor elects to purchase or otherwise acquire (at the price and on the terms specified in the Offer Notice), which amount can be up to that portion of the New Securities equal to such Investor’s pro rata equity investment in the Company (provided, for purposes of this Section 5.1, an Investor’s “pro rata equity investment,” shall mean the ratio of (i) the total number of shares of Common Stock held by such Investor to (ii) the total number of Common Shares sold by the Company to the Investors pursuant to this Agreement.

(c)                                  The Company shall have ninety (90) days after expiration of the Offer Period to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell all or any part of such New Securities as to which a Notice of Acceptance has not been given by the Investors (the “Refused Securities”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice.

(d)                                 Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Investors shall acquire from the Company, and the Company shall issue to the Investors, the number or amount of New Securities specified in the Notices of Acceptance, upon the terms and conditions specified in the Offer. The purchase by the Investors of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Investors of a purchase agreement relating to such New Securities reasonably satisfactory in form and substance to the Investors and their respective counsel.

(e)                                  The right of first refusal in this Section 5.1 shall not apply in connection with the issuance of any Excluded Securities.

(f)                                    The obligations of the Company under this Section 5.1 shall terminate on the earlier to occur of the following: (i) a sale, merger, consolidation or reorganization of the Company; or (ii) at any time after the date of this Agreement that an Investor shall own less than 100,000 shares of Common Stock of the Company, but with respect only to such Investor.

(g)                                 The right of first refusal set forth in this Section 5.1 is nonassignable, except that (a) such right is assignable by each Investor to any Affiliate of such Investor, (b) such right is assignable between the Investors, (c) upon the death of any individual Investor, such right shall pass to the beneficiaries under the deceased Investor’s last will and testament or to the distributees of the deceased Investor’s estate, and (d) such right is assignable by a partnership or limited liability company to its partners or members, as applicable.

5.2                                 Information and Inspection Rights. For so long as an Investor (i) continues to hold at least 100,000 shares of Common Stock of the Company, and (ii) executes and delivers to the Company a confidentiality agreement in form and substance reasonably satisfactory to the Company or is otherwise subject to obligations of confidentiality resulting from a fiduciary relationship, then such Investor (or its agents or representatives thereof in the case of Section 5.2(f)), upon request, shall have the right to:

(a)                                  Monthly Reports:  as soon as available and in any event within thirty (30) days after the end of each calendar month, a copy of (i) an unaudited condensed consolidated balance sheet as of the end of such month and as of the end of the preceding fiscal year, (ii) an unaudited condensed consolidated statement of operations and retained earnings for such month and for the period commencing at the end of the previous fiscal year and ending with the end of such month, and (iii) an unaudited condensed consolidated statement of cash flows for such month and for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year;

(b)                                 Quarterly Reports:  as soon as available and in any event within forty (40) days after the end of each of the first three quarters of each fiscal year of the Company, a copy of the unaudited quarterly financial statements of the Company included in the SEC Reports;

(c)                                  Annual Reports:  as soon as available and in any event within seventy-five (75) days after the end of each fiscal year of the Company, a copy of the audited financial statements of the Company included in the SEC Reports;

(d)                                 Annual Budget:  within thirty (30) days after the beginning of the Company’s fiscal year, a copy of the Company’s annual operating budget and detailed income statement projections and cash flow projections for the Company during each month during such period, all in reasonable detail together with underlying assumptions, and including a reasonably detailed operating plan for the year (“Annual Budget”).

(e)                                  Comparison of Annual Budget:  if previously made available to the Board of Directors, a comparison of the Annual Budget to the audited financial statements of the Company included in the SEC Reports.

(f)                                    Board and Board Committee Meeting Materials:  any documentation distributed to members before, during and after, all meetings of the Board of Directors and all meetings of any committee of the Board of Directors; provided, however, that the Company reserves the right to withhold access to any material or portion thereof provided to the directors or members of such committee, if the Board of Directors believes in reliance upon the advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege.

(g)                                 Inspection:  Visit and inspect the Company’s properties, to examine its books of account and records, and to discuss the Company’s affairs, finances and accounts with Company management, all at such times as may be reasonably requested by such Investor during the Company’s normal business hours.

5.3                                 Observation Rights.  For so long as the Investors continue to hold at least 300,000 shares of Common Stock of the Company, in the aggregate, then the Investors shall have the right to designate one person who shall be entitled to notice of, to attend, and participate in, as a non-voting observer, and to any documentation distributed to members before, during and after, all meetings of the Board of Directors and all meetings of any committee of the Board of Directors excluding any committee meeting of the Board of Directors where the committee is required to be comprised solely of independent directors or, in the event that less than all of the committee members are required to be independent, where the presence of such observer would cause the composition of such committee to not be in compliance with the AMEX Company Guide, as it exists at the time of the committee meeting at issue.  The Company reserves the right to exclude such observer from any meeting of the Board of Directors or any committee thereof, and to withhold access to any material or portion thereof provided to the directors or members of such committee, if the Board of Directors believes (a) in reliance upon the advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, or (b) the Board of Directors determines in good faith that there exists a conflict of interest with respect to such observer and a particular matter or transaction under consideration by the Board of Directors.  The Company will use its best efforts to ensure that any withholding of information or any restriction on attendance as set forth above is strictly limited only to the extent necessary as set forth in the two preceding sentences.  The Company will reimburse the observers appointed pursuant to this Section 5.3 for all reasonable out-of-pocket expenses incurred by them in attending meetings of the Board of Directors and/or committees thereof.

ARTICLE VI
COVENANTS

6.1                                 Best Efforts.  Each party will use its reasonable best efforts to satisfy in a timely fashion each of the conditions to be satisfied by it under Article VIII of this Agreement.

6.2                                 Form D; Blue Sky Laws.  The Company will timely file a Notice of Sale of Securities on Form D with respect to the Common Shares, as required under Regulation D promulgated by the Commission under the Securities Act.  The Company will, on or before the Closing Date, take such action as it reasonably determines to be necessary to qualify the Common Shares for sale to the Investors under this Agreement under applicable securities (or “blue sky”) laws of the states of the United States (or to obtain an exemption from such qualification).

6.3                                 No Integration.  The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, make any offers or sales of any security or solicit offers to buy or otherwise negotiate in respect of any offer or sale of any security (other than the Common Shares) under circumstances that would cause the offering of the Common Shares to be integrated with any other offering of securities by the Company (i) for the purpose of any stockholder approval provision applicable to the Company or its securities or (ii) for purposes of any registration requirement under the Securities Act.

6.4                                 Securities Laws Disclosure.  The Company will file a Current Report on Form 8-K disclosing the material terms of the Transaction Documents within four (4) Business Days after the date of this Agreement; provided, that, subject to such filing requirements, the Company shall provide the Investors with a reasonable opportunity to review and comment on the Form 8-K before the Company files it with the Commission.  In addition, the Company will make such other filings and notices in the manner and time required by the Commission and AMEX.

6.5                                 Indemnification.  In consideration of each Investor’s execution and delivery of this Agreement and its acquisition of the Common Shares hereunder, and in addition to all of the Company’s other obligations under this Agreement and the Registration Rights Agreement, the Company will defend, protect, indemnify and hold harmless each Investor and each other holder of the Common Shares and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing person’s agents or other representatives (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (regardless of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by an Indemnitee as a result of, or arising out of, or relating to (a) any breach of any representation or warranty made by the Company herein or in any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained herein or in any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance, breach or enforcement of this Agreement or the Registration Rights Agreement by the Company.  To the extent that the foregoing undertaking by the Company is unenforceable for any reason, the Company will make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

The Indemnitees shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitees, unless: (i) the Company has agreed in writing to pay such fees and expenses; (ii) the Company shall have failed to promptly assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnitees in any such proceeding; or (iii) the named parties to any such proceeding (including any impleaded parties) include both such Indemnitees and the Company, and such Indemnitees shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitees and the Company (in which case, if such Indemnitees notify the Company in writing that they elect to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense thereof and such counsel shall be at the reasonable expense of the Company; provided, however, that in no event shall the Company be responsible for the fees and expenses of more than one separate counsel).  The Company shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld.  The Company shall not, without the prior written consent of a majority of the Indemnitees, effect any settlement of any pending proceeding in respect of which Indemnitees are a party, unless such settlement includes an unconditional release of such Indemnitees from all liabilities that are the subject matter of such proceeding.  Subject to the foregoing, all fees and expenses (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend any such proceeding in a manner inconsistent with this Article VI) of the Indemnitees shall be paid to the Indemnitees as incurred, within twenty (20) Business Days of written notice thereof to the Company, which notice shall be delivered no more frequently than on a monthly basis; provided, that the Indemnitees shall reimburse the Company for any and all such fees and expenses to the extent it is finally judicially determined that such Indemnitees are not entitled to indemnification hereunder.

6.6                                 No Net Short Position. Each Investor covenants that neither it nor any Affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period from the Discussion Time until prior to the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 6.4 hereof. Additionally, each Investor understands and acknowledges, severally and not jointly with any other Investor, that the Commission currently takes the position that coverage of short sales of the Common Stock “against the box” prior to the Effective Date of the Registration Statement issuable hereunder is a violation of Section 5 of the Securities Act, as set forth in Item 65 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance.

6.7                                 Sales by Investors.  Each Investor will sell any Common Shares sold by it in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder.  No Investor will make any sale, transfer or other disposition of the Common Shares in violation of federal or state securities laws.

6.8                                 Future Issuance of Equity Securities.  The Company shall not award stock options or issue warrants, rights to subscribe to, or securities or rights convertible into, shares of capital stock of the Company which, when aggregated with outstanding stock options, warrants, rights to subscribe to, or securities or rights convertible into, shares of capital stock of the Company, would exceed the authorized but unissued number of shares of Common Stock of the Company.

ARTICLE VII
TRANSFER AGENT INSTRUCTIONS; REMOVAL OF LEGENDS

7.1                                 Issuance of Certificates.  The Company will, or will instruct its transfer agent to, issue certificates, registered in the name of each Investor or its nominee, for the Common Shares.  All such certificates will bear the restrictive legend described in Section 4.10, except as otherwise specified in this Article VII.  The Company will not give to its transfer agent any instruction other than as described in this Article VII and stop transfer instructions to give effect to Section 4.10 hereof (prior to registration of the Common Shares under the Securities Act).  Nothing in this Section Article VII affects in any way the Investors’ obligations to comply with all applicable prospectus delivery requirements, if any, upon resale of the Common Shares.

7.2                                 Unrestricted Securities.  If, unless otherwise required by applicable state securities laws, (a) the Common Shares represented by a certificate have been registered under an effective Registration Statement filed under the Securities Act, (b) a holder of Common Shares provides the

Company and its transfer agent with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Shares may be made without registration under the Securities Act and such sale either has occurred or may occur without restriction on the manner of such sale or transfer, (c) such holder provides the Company and its transfer agent with reasonable assurances that such Common Shares can be sold under Rule 144, or (d) the Common Shares represented by a certificate can be sold without restriction as to the number of securities sold under Rule 144(k), the Company will permit the transfer of the Common Shares, and the Company’s transfer agent will issue one or more certificates, free from any restrictive legend, in such name and in such denominations as specified by such holder.  Notwithstanding anything herein to the contrary, the Common Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement; provided, that such pledge will not alter the provisions of this Article VII with respect to the removal of restrictive legends.

ARTICLE VIII
CONDITIONS PRECEDENT

8.1                                 Conditions Precedent to the Obligations of the Company to sell the Common Shares. The obligation of the Company to issue and sell the Common Shares to each Investor at the Closing is subject to the satisfaction by such Investor, on or before the Closing Date, of each of the following conditions.  These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)                                  The Investors will have executed this Agreement and the Registration Rights Agreement and will have delivered those agreements to the Company.

(b)                                 The Investors will have delivered the Purchase Price for the Common Shares to the Company in accordance with this Agreement.

(c)                                  The representations and warranties of the Investors must be true and correct in all material respects as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties must be correct as of such date).

(d)                                 The Investors shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by each such Investor at or prior to the Closing.

(e)                                  No statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement, and which could, individually or in the aggregate, have a Material Adverse Effect.

(f)                                    The Closing shall have occurred on or before the fifth (5th) Business Day following the date of this Agreement (the “Termination Date”).

8.2                                 Conditions Precedent to the Obligations of the Investors to Purchase the Common Shares. The obligation of each Investor hereunder to purchase the Common Shares from the Company at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions.  These conditions are for each Investor’s respective benefit and may be waived by any Investor at any time in its sole discretion.

(a)                                  The Company will have executed this Agreement and the Registration Rights Agreement and will have delivered those agreements to the Investor.

(b)                                 The Company will have delivered or caused to be an irrevocable instruction letter to the Company’s transfer agent instructing the transfer agent to deliver a stock certificate evidencing the Common Shares so purchased to each Investor within one business day of such instruction.

(c)                                  The representations and warranties of the Company must be true and correct in all material respects as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties must be correct as of such date).

(d)                                 The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing

(e)                                  The Investor must have received a certificate or certificates dated as of the Closing Date and executed by the Chief Executive Officer or the Chief Financial Officer of the Company certifying as to the matters in contained in Section
8.2(c)-(d).

(f)                                    The Investor must have received a certificate of the Company’s Secretary, attaching thereto (i) a copy of the Company’s articles of incorporation, bylaws or other organizational or charter documents, as then in effect, (ii) resolutions adopted by the Company’s Board of Directors authorizing the transactions contemplated hereby, and (iii) good standing certificates (including tax good standing) with respect to the Company from applicable authorities in Hawaii and any other jurisdiction in which the Company is qualified to do business, dated a recent date before the Closing.

(g)                                 No statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement, and which could, individually or in the aggregate, have a Material Adverse Effect.

(h)                                 Trading and listing of the Common Stock on AMEX must not have been suspended by the Commission or AMEX (except for any suspensions of trading of not more than one Business Day solely to permit dissemination of material information regarding the Company).

(i)                                     The Company shall have received notification from AMEX that the purchased Common Shares have been approved for listing with AMEX.

(j)                                     The Investors shall have received an opinion of Company Counsel, reasonably acceptable to Investors and their counsel.

(k)                                  Since the date of this Agreement, there shall not have occurred any Material Adverse Effect, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, could reasonably be expected to have or result in a Material Adverse Effect.

(l)                                     The average closing price of one share of the Company’s Common Stock, as reported by AMEX, for the five trading days immediately preceding the Closing Date shall be at least $30.00.

(m)                               The Closing shall have occurred on or before the Termination Date.

ARTICLE IX
MISCELLANEOUS

9.1                                 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents; provided however, that if the Closing is effected, the Company shall, in connection with the Closing, reimburse (a) first, the reasonable fees and expenses of Cooley Godward Kronish LLP, counsel for the lead Investor, up to $75,000  and (b) second, the reasonable fees and expenses of Latham & Watkins LLP, counsel to the co-investor, up to $75,000 less the reasonable fees and expenses of Cooley Godward Kronish LLP. The Company shall pay all stamp and other taxes and duties, if any, levied in connection with the sale of the Common Shares.

9.2                                 Governing Law; Jurisdiction; Jury Trial Waiver.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the United States federal and state courts located in the Northern District of the State of California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

9.3                                 Counterparts; Signatures by Facsimile.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

9.4                                 Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Common Shares pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Common Shares or enforcing its rights under the Transaction Documents.  Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

9.5                                 Headings.  The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

9.6                                 Severability.  If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law.  Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

9.7                                 Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

9.8                                 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investors or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

9.9                                 Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 6:30 p.m. (Eastern Standard Time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 6:30 p.m. (Eastern Standard Time) on any Business Day, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Chief Financial Officer
Maui Land & Pineapple Company, Inc.
120 Kane Street, P.O. Box 187, Kahului,
Maui, Hawaii 96733-6687
Fax: (808) 871-0953

With copies to:	Christopher D. Ivey, Esq.
Stradling Yocca Carlson & Rauth
660 Newport Center Drive, Suite 1600
Newport Beach, California 92660
Fax: (949) 725-4100

If to an Investor:  To the address set forth immediately below such Investor’s name on the signature pages hereto.

Each party will provide written notice to the other parties of any change in its address in accordance with the notice provisions hereof.

9.10                           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors, and no Investor may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.  Notwithstanding the foregoing, an Investor may assign all or part of its rights and obligations hereunder to any of its Affiliates without the consent of the Company so long as the affiliate is an accredited investor (within the meaning of Regulation D under the Securities Act) and agrees in writing to be bound by this Agreement.  This provision does not limit an Investor’s right to transfer the Common Shares pursuant to the terms of this Agreement or to assign such Investor’s rights hereunder to any such transferee pursuant to the terms of this Agreement.

9.11                           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and, except as contemplated in Section 6.6, is not for the benefit of, nor may any provision hereof be enforced by, any other person.

9.12                           Survival.  The representations and warranties of the Company set forth herein will survive the Closing hereunder until April 30, 2008.  The Company makes no representations or warranties in any oral or written information provided to Investors, other than the representations and warranties included herein.

9.13                           Further Assurances.  Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.14                           No Strict Construction.  The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

9.15                           Equitable Relief.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Investors and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

[Signature page follows]

IN WITNESS WHEREOF, the Company and the undersigned Investors have caused this Stock Purchase Agreement to be duly executed as of the date first above written.

COMPANY:

MAUI LAND & PINEAPPLE COMPANY, INC.

By:	\s\ Robert I. Webber
Name:	Robert I. Webber
Title:	Chief Financial Officer and Senior Vice President of Business Development

INVESTOR:

OHANA HOLDINGS, LLC

By:	\s\ Michael G. Mohr
Name: Michael G. Mohr
Title: Managing Member

Address:

Telephone:

Facsimile:

Number of Common Shares Purchased: Three Hundred Forty-Four Thousand Eight Hundred Twenty-Eight (344,828)

Tax Identification Number:

INVESTOR:

ZG VENTURES, LLC
By:	\s\ Miles Gilburne
Name: Miles Gilburne
Title: Managing Member

Address:

Telephone:

Facsimile:

Number of Common Shares Purchased:

One Hundred Seventy-Two Thousand Four Hundred Fourteen (172,414)

Tax Identification Number: